UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2017
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c)
On March 7, 2017, Nu Skin Enterprises, Inc. (the "Company") effected the previously disclosed transition of its Chief Executive Officer and Chief Financial Officer positions. Mark H. Lawrence was appointed as the Company's Chief Financial Officer, effective March 27, 2017. Mr. Lawrence will replace Ritch N. Wood, who became the Chief Executive Officer of the Company as of March 7, 2017. Also as of March 7, 2017, M. Truman Hunt, who had served as the Company's Chief Executive Officer and President since 2003, became the Vice Chairman of the Company's Board of Directors, and Ryan S. Napierski became the Company's President.
Mark H. Lawrence, 47, served since June 2016 as vice president of finance for the Innovation Center at Vivint Smart Home, a privately owned home automation company. From October 2013 to May 2016, Mr. Lawrence was head of finance at Amazon Lab126, a consumer electronics research and development company that is a subsidiary of Amazon.com. He served from March 2013 to September 2013 as senior vice president of worldwide finance at Polycom, a voice and video communications company, and from 2002 to March 2013 he served in various financial positions at Brocade Communications Systems, a networking hardware, software and services company. Mr. Lawrence holds a bachelor's degree from Brigham Young University and a Master of Business Administration degree from the University of California, Davis.
On March 4, 2017, the Company's Executive Compensation Committee approved the following compensation arrangements in connection with these appointments:
•
Mr. Wood's base salary will be $900,000, and his target bonus will be 100% of base salary, contingent on the achievement of revenue and profitability goals. He was granted 25,200 restricted stock units, which will vest in four annual installments beginning on March 4, 2018. He was granted 126,750 performance-based stock options, which will vest, if at all, in three annual installments based on the achievement of performance goals.

•
Mr. Napierski's base salary will be $600,000, and his target bonus will be 90% of base salary, contingent on the achievement of revenue and profitability goals. He was granted 10,400 restricted stock units, which will vest in four annual installments beginning on March 4, 2018. He was granted 70,050 performance-based stock options, which will vest, if at all, in three annual installments based on the achievement of performance goals.

•
Mr. Lawrence's base salary will be $425,000, and his target bonus will be 75% of base salary, contingent on the achievement of revenue and profitability goals. He will receive a signing bonus of $85,000, together with a tax gross-up on such amount. He will be granted 10,200 restricted stock units, 2,000 of which will vest one year after his date of hire and 8,200 of which will vest in four annual installments beginning on March 2, 2018. He will be granted 31,350 performance-based stock options, which will vest, if at all, in three annual installments based on the achievement of performance goals.

Messrs. Wood, Napierski and Lawrence do not have family relationships with any of the Company's other executive officers or directors. Other than as set forth herein, there are no arrangements or understandings between Messrs. Wood, Napierski or Lawrence and any other person pursuant to which they were selected for their positions.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.
10.1 Employment Letter Agreement with Mark H. Lawrence

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Executive Officer

Date:  March 8, 2017

EXHIBIT INDEX

Exhibit No. Exhibit Description
10.1                        Employment Letter Agreement with Mark H. Lawrence